Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(876,914)
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,227,645
Dividend Income	76,178
Interest Income	19,812
ETF Transaction Fees	2,100
Total Income (Loss)	$1,448,821

Expenses
General Partner Management Fees	$14,007
Professional Fees	20,209
Brokerage Commissions	1,101
Directors' Fees and insurance	1,998
License fees	280
Total Expenses	37,595
Expense Waiver	(20,786)
Net Expenses	$16,809
Net Income (Loss)	$1,432,012

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/23	$16,841,415
Additions (600,000 Shares)	6,757,813
Withdrawals (200,000 Shares)	(2,215,759)
Net Income (Loss)	1,432,012

Net Asset Value End of Month	$22,815,481
Net Asset Value Per Share (1,950,000 Shares)	$11.70

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596